UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2005 (May 31, 2005)

Crompton Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-30270 (Commission file number)	52-2183153 (IRS employer identification number)

199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.

On May 31, 2005, Crompton Corporation (the "Company") and Wells Fargo Bank, National Association, as Trustee (the "Trustee"), entered into a Supplemental Indenture (the "9 7/8% Supplemental Indenture"), amending and supplementing the Indenture dated as of August 16, 2004 (the "9 7/8% Indenture"), between the Company, the subsidiary guarantors listed on Schedule A thereto, Deutsche Bank Trust Company Americas ("DBTCA") and the Trustee, relating to the Company's 9 7/8% Senior Notes due 2012 (the "9 7/8% Notes"). The Company and the Trustee also entered into a Supplemental Indenture (the "Floating Rate Supplemental Indenture", and with the 9 7/8% Supplemental Indenture, the "Supplemental Indentures") to the Indenture, dated as of August 16, 2004 (the "Floating Rate Indenture" and together with the 9 7/8% Indenture, the "Indentures"), between the Company, the subsidiary guarantors listed on Schedule A thereto, DBTCA and the Trustee, relating to the Company's Senior Floating Rate Notes due 2010 (the "Floating Rate Notes" and together with the 9 7/8% Notes, the "Notes").

Although executed on May 31, 2005, the amendments contained in the Supplemental Indentures will not become operative with respect to the Notes and the Indentures until the date that the Company delivers written notice to Global Bondholder Services Corporation, the information agent, tabulation agent and paying agent in connection with the Company's consent solicitation, on or prior to September 1, 2005, that, pursuant to the Company's Consent Solicitation Statement dated May 16, 2005 (the "Statement"), each of the conditions set forth in the Statement have been satisfied or waived, including the closing of the definitive merger agreement for an all-stock merger transaction between the Company and Great Lakes Chemical Corporation.

Once the Supplemental Indentures become operative as indicated above, they will serve to amend and supplement the Indentures to amend the definition of Permitted Indebtedness to increase the amount of indebtedness the Company may incur under its credit facility from $300 million to $600 million, without regard to the Company's ability to incur debt pursuant to other provisions of the respective indentures. The foregoing summary is not a complete description of the Supplemental Indentures and is qualified in its entirety by reference to the Supplemental Indentures filed as Exhibit 4.1 and 4.2 to this report and incorporated herein by reference.

Item 8.01 Other Events.

On June 1, 2005, the Company issued a press release announcing that it received the requisite consents to execute a supplemental indenture amending the indenture governing its 9 7/8% Senior Notes due 2012 and a supplemental indenture amending the indenture governing its Senior Floating Rate Notes due 2010, and that it has executed such supplemental indentures. The consents were obtained pursuant to Crompton's consent solicitation, which commenced May 16, 2005. A copy of this press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

*     *     *

     (c)     Exhibits
Exhibit Number	Exhibit Description
4.1

Supplemental Indenture Dated as of May 31, 2005, by and between Crompton Corporation and Wells Fargo Bank, National Association, as Trustee, Relating to Crompton Corporation Senior Floating Rate Notes due 2010

4.2

Supplemental Indenture Dated as of May 31, 2005, by and between Crompton Corporation and Wells Fargo Bank, National Association, as Trustee, Relating to Crompton Corporation 9 7/8% Senior Notes due 2012

99.1	Press Release Dated June 1, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crompton Corporation (Registrant)
By /s/ Barry J. Shainman Name: Barry J. Shainman Title: Secretary

Date: June 1, 2005

       Exhibit Index
Exhibit Number	Exhibit Description
4.1

Supplemental Indenture Dated as of May 31, 2005, by and between Crompton Corporation and Wells Fargo Bank, National Association, as Trustee, Relating to Crompton Corporation Senior Floating Rate Notes due 2010

4.2

Supplemental Indenture Dated as of May 31, 2005, by and between Crompton Corporation and Wells Fargo Bank, National Association, as Trustee, Relating to Crompton Corporation 9 7/8% Senior Notes due 2012

99.1	Press Release Dated June 1, 2005